SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                                September 23, 1994
               Date of Report (Date of earliest event reported)



                         Fairfield Communities, Inc.
          (Exact name of Registrant as specified in its charter)



          Delaware                  1-8096                    71-0390438
(State or other jurisdiction     (Commission               (I.R.S. Employer
     of incorporation)           File Number)           Identification Number)



                             2800 Cantrell Road
                        Little Rock, Arkansas  72202
                               (501) 664-6000
         (Address including zip code and telephone number including area code of Registrant's principal executive offices)

                    INFORMATION INCLUDED IN THE REPORT




Item 2         Acquisition or Disposition of Assets

     On September 23, 1994, Fairfield Communities, Inc. (the "Company") completed the sale of 100% of the capital stock (the "Sale") of First Federal Savings and Loan Association of Charlotte ("First Federal") to Security Bank and Trust Company ("Security"), a wholly-owned subsidiary of Security Capital Bancorp ("SCBC"). SCBC and Security have no material relationship to the Company or, to the best of the Company's knowledge, any of the Company's affiliates, any director or officer of the Company or any associate of any such director or officer of the Company. The Sale was approved by the Company's stockholders at the Company's annual meeting of stockholders held on September 20, 1994 (the "Stockholders' Meeting"). The following discussion, insofar as it relates to matters contained in the Stock Purchase Agreement, dated as of April 5, 1994, between the Company and SCBC (the "Agreement") is a summary only, is necessarily selective and therefore incomplete and is qualified in its entirety by reference to the full text of the Agreement, which was included as Appendix I to the proxy statement, dated August 4, 1994, for the Stockholders' Meeting (such full text of the Agreement is hereby incorporated herein by reference). On September 26, 1994, the Company issued a press release announcing the closing of the Sale. A copy of the press release is attached hereto as
Exhibit 2.2 and is hereby incorporated herein by reference.

Summary of the Agreement

     General Terms. Any words in this summary the initial letters of which are capitalized and that are not defined herein shall have the meanings given them in the Agreement.

     The Agreement provides for the sale of all of the outstanding stock of First Federal to SCBC (or a subsidiary of SCBC, which SCBC designated as Security) for a purchase price of $40.35 million, increased (subject to the limitation hereafter described) to reflect the consolidated pretax net earnings (the "Pretax Earnings") of First Federal and its subsidiaries for the period from October 1, 1993 through the closing of the Sale (the "Purchase Price"). For purposes of determining the Purchase Price, the Pretax Earnings of First Federal and its subsidiaries were capped at $1.825 million plus, in general, the pretax earnings or losses of First Federal and its subsidiaries from August 1, 1994 through the closing, provided that the foregoing amounts were reduced under certain circumstances for reserves taken or losses (in excess of gains) on Excluded Assets (as defined below) after September 30, 1993. The Purchase Price was estimated for purposes of closing to be approximately $41 million, and is subject to post-closing adjustment, based upon determination of actual Interim Period Earnings and other amounts effecting the calculation of the Purchase Price.

     Immediately prior to closing, the Company purchased for cash (a) at book value, net of reserves, approximately $16 million of certain real estate, classified loans, joint venture interests and other assets owned by First Federal (the "Excluded Association Assets") and (b) lot and timeshare contract receivables and related assets, which First Federal previously acquired from the Company (the "Contracts Receivable"), having a net book value of approximately $41.6 million and a weighted average yield, on approximately $41.4 million ($39.8 million, net of certain reserves and allowances) of interest earning Contracts Receivable, of 11.7%. The Excluded Association Assets and the Contracts Receivable are collectively referred to as the "Excluded Assets".

     Approximately $1.39 million of the Purchase Price was retained by Security to secure the Company's obligation to indemnify Security against three existing lawsuits/claims which have been asserted against First Federal (the "Litigation Indemnity"). In addition, approximately $2.95 million in net book value of the Excluded Association Assets were pledged to Security to provide additional security with respect to both the Litigation Indemnity and the general indemnities under the Agreement. The Company has certain rights to substitute collateral in connection with such pledge, including the right to substitute $0.60 to $0.70 of cash for every $1.00 of net book value of Excluded Association Assets so pledged.
Reserves taken by the Company after the closing on Excluded Association Assets securing the Litigation Indemnity may increase the total Excluded Association Assets required as collateral.

     After the setoff of the Purchase Price against the purchase price for the Excluded Assets, and certain other adjustments, the Company paid approximately $17.7 million, on a net basis, in connection with the closing of the Sale. Under the Company's revolving credit agreements, in general, within applicable loan limits, $0.75 of additional borrowing availability is created for each $1.00 in outstanding principal balance of qualifying Contracts Receivable pledged to the Company's primary lender. The Company plans to dispose of certain of the Excluded Association Assets in one or more transactions and otherwise to monetize the remaining Excluded Association Assets. The Company is also considering an asset backed, fixed rate, private placement debt offering to institutional investors, securitized primarily by the Contracts Receivable, in order to reduce floating rate bank debt and generate additional short term liquidity.

     Indemnification. The Company and Security have agreed to indemnify each other for a period of 913 days following the September 23, 1994 closing date for certain breaches of their respective representations, warranties, covenants or undertakings provided for in the Agreement. In addition, the Company has agreed to indemnify Security and First Federal for the Litigation Indemnity, until such time as the three underlying litigation matters are finally resolved, and has agreed to indemnify Security and First Federal for excess severance benefit claims that may be asserted by certain of First Federal's employees, in the event of involuntary termination. The Company's indemnification obligation is secured by the grant to Security of security interests in certain Excluded Association Assets, as noted above.

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Item 7         Financial Statements and Exhibits

          (b)  Pro forma financial information

               It is not practicable to provide the pro forma consolidated financial information required by this Item relative to the sale of First Federal by the Company due to the time required to (i) establish the basis of certain assets retained by the Company, (ii) quantify the Purchase Price, which is subject to post-closing adjustments, including the determination of actual Post Target Date Interim Period Earnings, and (iii) compute the associated gain on the sale of First Federal. The Company anticipates filing the required pro forma consolidated financial information under cover of Form 8-K/A by October 31, 1994.

          (c)  Exhibits

               2.1 Stock Purchase Agreement dated as of April 5, 1994, between Fairfield Communities, Inc. and Security Capital Bancorp. (previously filed as Appendix I to the Company's Proxy Statement on Schedule 14A, dated August 4, 1994, for the Annual Stockholders' Meeting of the Company held September 20, 1994, and incorporated herein by reference)

               2.2  Press Release issued September 26, 1994 (attached)

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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FAIRFIELD COMMUNITIES, INC.

                                        By: /s/Marcel J. Dumeny
                                               Marcel J. Dumeny
                                               Senior Vice President

Date:  October 5, 1994

                        FAIRFIELD COMMUNITIES, INC.

                              EXHIBIT INDEX
                              -------------





Exhibit Number     Description
- --------------     -----------

     2.2           Press Release issued September 26, 1994